Exhibit 10.31

CERUS CORPORATION

CHANGE OF CONTROL SEVERANCE BENEFIT PLAN

APPROVED BY COMPENSATION COMMITTEE ON: SEPTEMBER 15, 2005

AMENDED BY BOARD OF DIRECTORS ON: DECEMBER 11, 2008

Section 1. INTRODUCTION.

The purpose of the Cerus Corporation Change of Control Severance Benefit Plan (the “Plan”) is to provide for the payment of severance benefits to certain eligible employees of Cerus Corporation (the “Company”) whose employment with the Company is terminated following a Change of Control. This Plan shall supersede any severance benefit plan (other than the Cerus Corporation Severance Benefit Plan), policy or practice previously maintained by the Company. This Plan document also is the Summary Plan Description for the Plan.

Section 2. DEFINITIONS.

For purposes of the Plan, the following terms are defined as follows:

(a) “Board” means the Board of Directors of the Company.

(b) “Cause” means any of the following:

(i) the Eligible Employee is convicted of any felony or of any crime involving moral turpitude (including a no contest or guilty plea);

(ii) the Eligible Employee participates in any fraud or act of dishonesty against the Company;

(iii) the Eligible Employee willfully breaches the Eligible Employee’s duties to the Company, including insubordination, misconduct, excessive absenteeism, or persistent unsatisfactory performance of job duties;

(iv) the Eligible Employee intentionally damages or willfully misappropriates any property of the Company;

(v) the Eligible Employee materially breaches any written agreement with the Company (including, but not limited to, the Eligible Employee’s Proprietary Information Agreement); or

(vi) the Eligible Employee engages in conduct that demonstrates unfitness to serve as reasonably determined by the Board.

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Notwithstanding the foregoing, prior to a termination for Cause falling within (iii) or (vi) of the foregoing Cause definition, the Board must provide the Eligible Employee with written notice of the Eligible Employee’s unsatisfactory conduct and a period of thirty (30) days to cure such conduct, except that such written notice and opportunity to cure are not required if the conduct is not capable of being cured.

(c) “Change of Control” is defined as one or more of the following events:

(i) a sale, lease or other disposition of all or substantially all of the assets of the Company;

(ii) a merger or consolidation in which the Company is not the surviving corporation; or

(iii) a reverse merger in which the Company is the surviving corporation but the holders of the Company’s outstanding voting stock immediately prior to such transaction own, immediately after the closing of the transaction, securities representing less than fifty percent (50%) of the voting stock of the Company or other surviving entity.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Company” means Cerus Corporation or, following a Change of Control, the surviving entity resulting from such transaction.

(f) “Continuation Period” means the first twelve (12) months following the Covered Termination date.

(g) “Covered Termination” means termination by the Company without Cause (and other than as a result of the employee’s death or disability) or a Good Reason Resignation, either of which occurs on or within twelve (12) months following the effective date of a Change of Control and provided such termination constitutes a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h).

(h) “Eligible Employee” means an executive employee of the Company who has been designated by the Board in writing as an eligible employee, and whose employment with the Company terminates due to a Covered Termination.

(i) “Good Reason Resignation” means a voluntary termination of employment by an Eligible Employee from all positions he or she then-holds with the Company on or within twelve (12) months after a Change of Control because the Change of Control resulted in one of the following without the Eligible Employee’s express written consent:

(i) a relocation of the Eligible Employee’s assigned office more than forty-five (45) miles from its location immediately prior to the Change of Control;

(ii) a material decrease in the Eligible Employee’s base salary (except for salary decreases generally applicable to the Company’s other executive employees); or

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(iii) a material reduction in the scope of the Eligible Employee’s duties and responsibilities from the Eligible Employee’s duties and responsibilities in effect immediately prior to the Change of Control.

Notwithstanding the foregoing, a “Good Reason Resignation” shall only occur if: (a) the Eligible Employee notifies the Company in writing, within sixty (60) days after the occurrence of one of the foregoing events, specifying the event(s) constituting “good reason” and that he or she intends to terminate his or her employment no earlier than thirty (30) days after providing such notice; (b) the Company does not cure such condition within thirty (30) days following its receipt of such notice or states unequivocally in writing that it does not intend to attempt to cure such condition; and (c) the Eligible Employee resigns from employment within thirty (30) days following the end of the period within which the Company was entitled to remedy the condition constituting “good reason” but failed to do so.

Section 3. ELIGIBILITY FOR BENEFITS.

(a) General Rules. Subject to the requirement set forth in this Section, the Company will provide the severance benefits described in Section 4 of the Plan to Eligible Employees.

(b) Exceptions to Benefit Entitlement. An employee, whether or not otherwise an Eligible Employee, will not receive benefits under the Plan in any of the following circumstances, as determined by the Company in its sole discretion:

(i) The employee has executed an individually negotiated employment contract or agreement with the Company relating to severance benefits or change of control benefits that is in effect on his or her termination date.

(ii) The employee’s employment with the Company is involuntarily terminated by the Company for Cause.

(iii) The employee voluntarily terminates employment with the Company and such termination does not constitute a Good Reason Resignation. Voluntary terminations include, but are not limited to, resignation, retirement or failure to return from a leave of absence on the scheduled date.

(iv) The employee voluntarily terminates employment with the Company in order to accept employment with another entity that is wholly or partly owned (directly or indirectly) by the Company or an affiliate of the Company.

(v) The employee has failed to execute or has revoked the release described in Section 5(a).

(vi) The employee is offered immediate reemployment by a successor to the Company or by a purchaser of its assets, as the case may be, following a change in ownership of the Company or a sale of all or substantially all the assets of a division or business unit of the Company. For purposes of the foregoing, “immediate reemployment” means that the employee’s employment with the successor to the Company or the purchaser of its assets, as the case may be, results in uninterrupted employment such that the employee does not suffer a lapse in pay as a result of the change in ownership of the Company or the sale of its assets.

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Section 4. AMOUNT OF BENEFIT.

(a) Base Salary. The Company shall make a lump sum cash severance payment to the Eligible Employee in an amount equal to twelve (12) months of such Eligible Employee’s Base Salary. This lump sum cash severance payment will be paid on the 60th day following the Eligible Employee’s termination date. For purposes of calculating Plan benefits under this Section 4, “Base Salary” shall mean the Eligible Employee’s annual base pay (excluding incentive pay, premium pay, commissions, overtime, bonuses and other forms of variable compensation), at the rate in effect during the last regularly scheduled payroll period immediately preceding the date of the Eligible Employee’s Covered Termination, ignoring, however, any reduction in base salary that forms the basis of the Eligible Employee’s resignation for Good Reason (as applicable).

(b) Continued Insurance Benefits. Provided that the Eligible Employee elects continued coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Company shall pay the portion of premiums of the Eligible Employee’s group medical, dental and vision coverage, including coverage for the Eligible Employee’s eligible dependents, that the Company paid prior to the Covered Termination, for the Continuation Period or such earlier date that the Eligible Employee (or his or her dependents) ceases to be eligible for such coverage. In addition, in no event will such premium payments be made following the date that the Eligible Employee becomes eligible for group medical, dental or vision coverage through a subsequent employer. The Eligible Employee shall be required to notify the Company immediately if the Eligible Employee becomes eligible to be covered by a group medical, dental or vision insurance plan of a subsequent employer. No provision of this Plan will affect the continuation coverage rules under COBRA, except that the Company’s payment of any applicable insurance premiums during the Continuation Period will be credited as payment by the Eligible Employee for purposes of the Eligible Employee’s payment required under COBRA. Therefore, the period during which an Eligible Employee may elect whether or not to continue the Company’s group medical, dental or vision coverage under COBRA, the length of time during which COBRA continuation coverage will be made available to the Eligible Employee, and all other rights and obligations of the Eligible Employee under COBRA will be applied in the same manner that such rules would apply in the absence of this Plan. At the conclusion of the Continuation Period, the Eligible Employee will be responsible for the entire payment of premiums required under COBRA for the duration of the COBRA continuation period. For purposes of this Section 4(b), (i) references to COBRA shall be deemed to refer also to analogous provisions of state law and (ii) any applicable insurance premiums that are paid by the Company during the Continuation Period shall not include any amounts payable by the Eligible Employee under an Internal Revenue Code Section 125 health care reimbursement plan, which amounts, if any, are the sole responsibility of the Eligible Employee.

(c) Acceleration of Vesting. Effective as of the date of the Covered Termination, the vesting and exercisability of all options to purchase the Company’s stock that are held by the Eligible Employee on such date shall be accelerated in full, and any stock options then-held by the Eligible Employee shall remain exercisable by the Eligible Employee for three (3) months following such date or for such longer period as may be provided by the agreement evidencing such options, but in no event beyond the expiration date of such options.

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Section 5. LIMITATIONS ON BENEFITS.

(a) Release. To receive benefits under this Plan, an Eligible Employee must execute and return to the Company a release of claims in favor of the Company, in substantially the form attached to this Plan as Exhibit A, Exhibit B or Exhibit C (the “Release”) no later than forty-five (45) days following the Eligible Employee’s termination of employment, and such Release must become effective in accordance with its terms.

(b) Certain Reductions and Offsets. The Company, in its sole discretion, shall reduce an Eligible Employee’s severance benefits under this Plan, in whole or in part, by any other severance benefits, pay in lieu of notice, or other similar benefits payable to the Eligible Employee by the Company that become payable in connection with the Eligible Employee’s termination of employment pursuant to (i) any applicable legal requirement, including, without limitation, the Worker Adjustment and Retraining Notification Act (the “WARN Act”), (ii) a written employment or severance agreement with the Company, or (iii) any Company policy or practice providing for the Eligible Employee to remain on the payroll for a limited period of time after being given notice of the termination of the Eligible Employee’s employment. The benefits provided under this Plan are intended to satisfy, to the greatest extent possible, any and all statutory obligations that may arise out of an Eligible Employee’s termination of employment, and the Plan Administrator shall so construe and implement the terms of the Plan. In the Company’s sole discretion, such reductions may be applied on a retroactive basis, with severance benefits previously paid being recharacterized as payments pursuant to the Company’s statutory obligation.

(c) Mitigation. Except as otherwise specifically provided herein with respect to COBRA coverage, an Eligible Employee shall not be required to mitigate damages or the amount of any payment provided under this Plan by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Plan be reduced by any compensation earned by an Eligible Employee as a result of employment by another employer or any retirement benefits received by such Eligible Employee after the date of the Covered Termination.

(d) Termination of Benefits. Benefits under this Plan shall terminate immediately if the Eligible Employee, at any time, violates any proprietary information or confidentiality obligation to the Company.

(e) Non-Duplication of Benefits. No Eligible Employee is eligible to receive benefits under this Plan more than one time.

(f) Indebtedness of Eligible Employees. If a terminating employee is indebted to the Company or an affiliate of the Company at his or her termination date, the Company reserves the right to offset any severance payments under the Plan by the amount of such indebtedness.

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(g) Parachute Payments. If any payment or benefit the Eligible Employee would receive in connection with a Change of Control from the Company or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be equal to the Reduced Amount.

The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Eligible Employee’s receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order: reduction of cash payments; cancellation of accelerated vesting of stock options; reduction of employee benefits. In the event that acceleration of vesting of stock options is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of such options (i.e., earliest granted option cancelled last).

The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change of Control shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.

The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Company and the Eligible Employee within fifteen (15) calendar days after the date on which the Eligible Employee’s right to a Payment is triggered (if requested at that time by the Company or the Eligible Employee) or such other time as requested by the Company or the Eligible Employee. If the accounting firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the Reduced Amount, it shall furnish the Company and the Eligible Employee with a statement reasonably acceptable to the Eligible Employee that no Excise Tax will be imposed with respect to such Payment. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Company and the Eligible Employee.

Section 6. TIME OF PAYMENT AND FORM OF BENEFITS.

(a) General Rules. For the avoidance of doubt, in no event shall payment of any Plan benefit set forth in Section 4 be made prior to the effective date of the Release described in Section 5(a). In the event of an acceleration of the exercisability of an option (or other award) pursuant to Section 4(c) or, such option (or other award) shall not be exercisable with respect to such acceleration of exercisability unless and until the effective date of the Release described in Section 5(a).

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(b) Application of Section 409A.

(i) It is intended that each installment of the payments and benefits provided under this Plan (the “Severance Benefits”) is a separate “payment” for purposes Section 1.409A-2(b)(2)(i) of the Treasury Regulations. For the avoidance of doubt, it is intended that payments of the Severance Benefits satisfy, to the greatest extent possible, the exemptions from the application of Section 409A of the Code and the Treasury Regulations and other guidance thereunder and any state law of similar effect (collectively “Section 409A”) provided under Sections 1.409A-1(b)(4), 1.409A-1(b)(5) and 1.409A-1(b)(9) of the Treasury Regulations. However, if the Plan Administrator determines that the Severance Benefits constitute “deferred compensation” under Section 409A and the Eligible Employee is, on his or her separation from service, a “specified employee” of the Company (as such term is defined in Section 409A(a)(2)(B)(i) of the Code) then, solely to the extent necessary to avoid the incurrence of the adverse personal tax consequences under Section 409A, the timing of the payment of the Severance Benefits shall be delayed so that on the earlier to occur of: (i) the date that is six months and one day after the Eligible Employee’s separation from service and (ii) the date of the Eligible Employee’s death (such applicable date, the “Specified Employee Initial Payment Date”), the Company shall (A) pay to the Eligible Employee a lump sum amount equal to the sum of the Severance Benefits that the Eligible Employee would otherwise have received through the Specified Employee Initial Payment Date if the commencement of the payment of the Severance Benefits had not been so delayed pursuant to this Section 6(b)(i) and (B) commence paying the balance of the Severance Benefits in accordance with the applicable payment schedules set forth in this Plan.

(c) Withholding. All payments under the Plan will be subject to all applicable withholding obligations of the Company, including, without limitation, obligations to withhold for federal, state and local income and employment taxes.

(d) Indebtedness of Eligible Employees. If a Eligible Employee is indebted to the Company on the effective date of his or her Covered Termination, the Plan Administrator reserves the right to offset any severance payments under the Plan by the amount of such indebtedness.

Section 7. RIGHT TO INTERPRET PLAN; AMENDMENT AND TERMINATION.

(a) Exclusive Discretion. The Plan Administrator shall have the exclusive discretion and authority to establish rules, forms, and procedures for the administration of the Plan and to construe and interpret the Plan and to decide any and all questions of fact, interpretation, definition, computation or administration arising in connection with the operation of the Plan, including, but not limited to, the eligibility to participate in the Plan and amount of benefits paid under the Plan. The rules, interpretations, computations and other actions of the Plan Administrator shall be binding and conclusive on all persons.

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(b) Amendment or Termination. The Company reserves the right to amend or terminate this Plan or the benefits provided hereunder at any time; provided, however, that no such amendment or termination that would adversely affect the actual or potential rights of any person who has or would become an Eligible Employee following the occurrence of a Covered Termination shall be made without the written consent of such person. Any action amending or terminating the Plan shall be in writing and executed by the Chair of the Compensation Committee of the Board of Directors of the Company.

Section 8. TERMINATION OF CERTAIN EMPLOYEE BENEFITS.

All non-health benefits (such as life insurance, disability and 401(k) plan coverage) terminate as of the employee’s termination date (except to the extent that a conversion privilege may be available thereunder).

Section 9. NO IMPLIED EMPLOYMENT CONTRACT.

The Plan shall not be deemed (i) to give any employee or other person any right to be retained in the employ of the Company or (ii) to interfere with the right of the Company to discharge any employee or other person at any time, with or without cause, which right is hereby reserved.

Section 10. LEGAL CONSTRUCTION.

This Plan is intended to be governed by and shall be construed in accordance with the Employee Retirement Income Security Act of 1974 (“ERISA”) and, to the extent not preempted by ERISA, the laws of the State of California.

Section 11. CLAIMS, INQUIRIES AND APPEALS.

(a) Applications for Benefits and Inquiries. Any application for benefits, inquiries about the Plan or inquiries about present or future rights under the Plan must be submitted to the Plan Administrator in writing by an applicant (or his or her authorized representative). The Plan Administrator is as set forth in Section 13(d).

(b) Denial of Claims. In the event that any application for benefits is denied in whole or in part, the Plan Administrator must provide the applicant with written or electronic notice of the denial of the application, and of the applicant’s right to review the denial. Any electronic notice will comply with the regulations of the U.S. Department of Labor. The notice of denial will be set forth in a manner designed to be understood by the applicant and will include the following:

(1) the specific reason or reasons for the denial;

(2) references to the specific Plan provisions upon which the denial is based;

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(3) a description of any additional information or material that the Plan Administrator needs to complete the review and an explanation of why such information or material is necessary; and

(4) an explanation of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the applicant’s right to bring a civil action under Section 502(a) of ERISA following a denial on review of the claim, as described in Section 11(d) below.

This notice of denial will be given to the applicant within ninety (90) days after the Plan Administrator receives the application, unless special circumstances require an extension of time, in which case, the Plan Administrator has up to an additional ninety (90) days for processing the application. If an extension of time for processing is required, written notice of the extension will be furnished to the applicant before the end of the initial ninety (90) day period.

This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the application.

(c) Request for a Review. Any person (or that person’s authorized representative) for whom an application for benefits is denied, in whole or in part, may appeal the denial by submitting a request for a review to the Plan Administrator within sixty (60) days after the application is denied. A request for a review shall be in writing and shall be addressed to:

Cerus Corporation

2411 Stanwell Drive

Concord, CA 94520

A request for review must set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant feels are pertinent. The applicant (or his or her representative) shall have the opportunity to submit (or the Plan Administrator may require the applicant to submit) written comments, documents, records, and other information relating to his or her claim. The applicant (or his or her representative) shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim. The review shall take into account all comments, documents, records and other information submitted by the applicant (or his or her representative) relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(d) Decision on Review. The Plan Administrator will act on each request for review within sixty (60) days after receipt of the request, unless special circumstances require an extension of time (not to exceed an additional sixty (60) days), for processing the request for a review. If an extension for review is required, written notice of the extension will be furnished to the applicant within the initial sixty (60) day period. This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan

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Administrator is to render its decision on the review. The Plan Administrator will give prompt, written or electronic notice of its decision to the applicant. Any electronic notice will comply with the regulations of the U.S. Department of Labor. In the event that the Plan Administrator confirms the denial of the application for benefits in whole or in part, the notice will set forth, in a manner calculated to be understood by the applicant, the following:

(1) the specific reason or reasons for the denial;

(2) references to the specific Plan provisions upon which the denial is based;

(3) a statement that the applicant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim; and

(4) a statement of the applicant’s right to bring a civil action under Section 502(a) of ERISA.

(e) Rules and Procedures. The Plan Administrator will establish rules and procedures, consistent with the Plan and with ERISA, as necessary and appropriate in carrying out its responsibilities in reviewing benefit claims. The Plan Administrator may require an applicant who wishes to submit additional information in connection with an appeal from the denial of benefits to do so at the applicant’s own expense.

(f) Exhaustion of Remedies. No legal action for benefits under the Plan may be brought until the applicant (i) has submitted a written application for benefits in accordance with the procedures described by Section 11(a) above, (ii) has been notified by the Plan Administrator that the application is denied, (iii) has filed a written request for a review of the application in accordance with the appeal procedure described in Section 11(c) above, and (iv) has been notified that the Plan Administrator has denied the appeal. Notwithstanding the foregoing, if the Plan Administrator does not respond to n Eligible Employee’s claim or appeal within the relevant time limits specified in this Section 11, the Eligible Employee may bring legal action for benefits under the Plan pursuant to Section 502(a) of ERISA.

Section 12. BASIS OF PAYMENTS TO AND FROM PLAN.

The Plan shall be unfunded, and all benefits hereunder shall be paid only from the general assets of the Company.

Section 13. OTHER PLAN INFORMATION.

(a) Employer and Plan Identification Numbers. The Employer Identification Number assigned to the Company (which is the “Plan Sponsor” as that term is used in ERISA) by the Internal Revenue Service is 68-0262011. The Plan Number assigned to the Plan by the Plan Sponsor pursuant to the instructions of the Internal Revenue Service is 510.

(b) Ending Date for Plan’s Fiscal Year. The date of the end of the fiscal year for the purpose of maintaining the Plan’s records is December 31.

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(c) Agent for the Service of Legal Process. The agent for the service of legal process with respect to the Plan is:

Cerus Corporation

2411 Stanwell Drive

Concord, CA 94520

(d) Plan Sponsor and Administrator. The “Plan Sponsor” and the “Plan Administrator” of the Plan is:

Cerus Corporation

2411 Stanwell Drive

Concord, CA 94520

The Plan Sponsor’s and Plan Administrator’s telephone number is (925) 288-6000. The Plan Administrator is the named fiduciary charged with the responsibility for administering the Plan.

Section 14. STATEMENT OF ERISA RIGHTS.

Participants in this Plan (which is a welfare benefit plan sponsored by Cerus Corporation) are entitled to certain rights and protections under ERISA. If you are an Eligible Employee, you are considered a participant in the Plan for purposes of this Section 14 and, under ERISA, you are entitled to:

(a) Receive Information About Your Plan and Benefits

(1) Examine, without charge, at the Plan Administrator’s office and at other specified locations, such as worksites, all documents governing the Plan and a copy of the latest annual report (Form 5500 Series), if applicable, filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration;

(2) Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan and copies of the latest annual report (Form 5500 Series), if applicable, and an updated (as necessary) Summary Plan Description. The Administrator may make a reasonable charge for the copies; and

(3) Receive a summary of the Plan’s annual financial report, if applicable. The Plan Administrator is required by law to furnish each participant with a copy of this summary annual report.

(b) Prudent Actions by Plan Fiduciaries. In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate the Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries. No one, including your employer, your union or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a Plan benefit or exercising your rights under ERISA.

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(c) Enforce Your Rights. If your claim for a Plan benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of Plan documents or the latest annual report from the Plan, if applicable, and do not receive them within 30 days, you may file suit in a Federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.

If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or Federal court.

If you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

(d) Assistance with Your Questions. If you have any questions about the Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

Section 15. EXECUTION.

To record the amendment of the Plan as set forth herein, effective as of December 11, 2008, Cerus Corporation has caused its duly authorized officer to execute the same this 11th day of December, 2008.

CERUS CORPORATION

By:

Title:

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For Employees Age 40 or Older

Individual Termination

EXHIBIT A

RELEASE AGREEMENT

I understand and agree completely to the terms set forth in the Cerus Corporation Change of Control Severance Benefit Plan (the “Plan”).

I understand that this Release, together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.

I hereby confirm my obligations under the Company’s proprietary information and inventions agreement.

Except as otherwise set forth in this Release, I hereby generally and completely release the Company and its parents, subsidiaries, successors, predecessors and affiliates, and its and their partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, insurers, affiliates and assigns, from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date I sign this Release. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Age Discrimination in Employment Act (as amended) (“ADEA”), the federal Employee Retirement Income Security Act of 1974 (as amended), and the California Fair Employment and Housing Act (as amended); provided, however, that nothing in this paragraph shall be construed in any way to release the Company from its obligation to indemnify me pursuant to agreement or applicable law.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, and that the consideration given under the Plan for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not do so); (c) I have twenty-one (21) days to

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For Employees Age 40 or Older

Individual Termination

consider this Release (although I may choose voluntarily to sign this Release earlier); (d) I have seven (7) days following the date I sign this Release to revoke the Release by providing written notice to an officer of the Company; and (e) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after I sign this Release.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than twenty-one (21) days following the date it is provided to me.

EMPLOYEE

Name:

Date:

2.

For Employees Age 40 or Older

Group Termination

EXHIBIT B

RELEASE AGREEMENT

I understand and agree completely to the terms set forth in the Cerus Corporation Change of Control Severance Benefit Plan (the “Plan”).

I understand that this Release, together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.

I hereby confirm my obligations under the Company’s proprietary information and inventions agreement.

Except as otherwise set forth in this Release, I hereby generally and completely release the Company and its parents, subsidiaries, successors, predecessors and affiliates, and its and their partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, insurers, affiliates and assigns, from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date I sign this Release. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Age Discrimination in Employment Act (as amended) (“ADEA”), the federal Employee Retirement Income Security Act of 1974 (as amended), and the California Fair Employment and Housing Act (as amended); provided, however, that nothing in this paragraph shall be construed in any way to release the Company from its obligation to indemnify me pursuant to agreement or applicable law.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, and that the consideration given under the Plan for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not to do so); (c) I have forty-five (45) days to

1.

For Employees Age 40 or Older

Group Termination

consider this Release (although I may choose voluntarily to sign this Release earlier); (d) I have seven (7) days following the date I sign this Release to revoke the Release by providing written notice to an office of the Company; (e) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after I sign this Release; and (f) I have received with this Release a detailed list of the job titles and ages of all employees who were terminated in this group termination and the ages of all employees of the Company in the same job classification or organizational unit who were not terminated.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than forty-five (45) days following the date it is provided to me.

EMPLOYEE

Name:

Date:

2.

For Employees Under Age 40

Individual and Group Termination

EXHIBIT C

RELEASE AGREEMENT

I understand and agree completely to the terms set forth in the Cerus Corporation Change of Control Severance Benefit Plan (the “Plan”).

I understand that this Release, together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.

I hereby confirm my obligations under the Company’s proprietary information and inventions agreement.

Except as otherwise set forth in this Release, I hereby generally and completely release the Company and its parents, subsidiaries, successors, predecessors and affiliates, and its and their partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, insurers, affiliates and assigns, from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date I sign this Release. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Age Discrimination in Employment Act (as amended), the federal Employee Retirement Income Security Act of 1974 (as amended), and the California Fair Employment and Housing Act (as amended); provided, however, that nothing in this paragraph shall be construed in any way to release the Company from its obligation to indemnify me pursuant to agreement or applicable law.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.

1.

For Employees Under Age 40

Individual and Group Termination

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than fourteen (14) days following the date it is provided to me.

EMPLOYEE

Name:

Date:

2.